Skadden, Arps, Slate, Meagher & Flom LLP
ONE MANHATTAN WEST
NEW YORK, NY 10001
________

TEL: (212) 735-3000
FAX: (212) 735-2000
www.skadden.com
October 23, 2024
Brookdale Senior Living Inc.
105 Westwood Place, Suite 400
Brentwood, Tennessee 37027
Re:    Brookdale Senior Living Inc.
    Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as special United States counsel to Brookdale Senior Living Inc., a Delaware corporation (the “Company”), in connection with the resale by the selling securityholders identified on Schedule A hereto (the “Selling Securityholders”) of up to 54,968,244 shares (the “Secondary Shares”) of common stock of the Company, par value $0.01 per share (the “Common Stock”), issuable upon conversion of the Company's outstanding 3.50% Convertible Senior Notes due 2029 (the “2029 Notes”), pursuant to the terms of the Indenture (as defined below), issued to the Selling Securityholders pursuant to the respective Exchange and Subscription Agreements (as defined below).
This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).

Brookdale Senior Living Inc.
October 23, 2024

In rendering the opinion stated herein, we have examined and relied upon the following:
(a)the registration statement on Form S-3 (File No. 333-268404) of the Company relating to Common Stock and other securities of the Company filed on November 16, 2022, with the Securities and Exchange Commission (the “Commission”) under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act (the “Rules and Regulations”), including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”);
(b)the prospectus, dated November 16, 2022 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;
(c)the prospectus supplement, dated October 23, 2024 (together with the Base Prospectus, the “Prospectus”), relating to the resale of the Secondary Shares, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;
(d)an executed copy of the Indenture, dated October 3, 2024 (the “Indenture”), by and between the Company and Equiniti Trust Company, LLC;
(e)executed copies of each Exchange and Subscription Agreement, dated September 30, 2024 (the “Exchange and Subscription Agreements”), by and between the Company and each investor party thereto;
(f)an executed copy of the Registration Rights Agreement, dated as of October 3, 2024, among the Company and investors party thereto;
(g)an executed copy of a certificate of Chad C. White, Executive Vice President, General Counsel and Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);
(h)a copy of the Company’s Amended and Restated Certificate of Incorporation, certified by the Secretary of State of the State of Delaware, as of October 18, 2024, and certified pursuant to the Secretary’s Certificate;
(i)a copy of the Company’s Amended and Restated By-laws, as amended and in effect as of the date hereof and certified pursuant to the Secretary’s Certificate; and
(j)copies of certain resolutions of the Board of Directors of the Company, adopted on November 13, 2022 and September 19, 2024, and certain resolutions of the Pricing Committee thereof, adopted on September 27, 2024, certified pursuant to the Secretary’s Certificate.

Brookdale Senior Living Inc.
October 23, 2024

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Selling Securityholders and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company, the Selling Securityholders and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.
In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. With respect to our opinion set forth below, we have assumed that (i) the Company received the consideration for the 2029 Notes set forth in the Exchange and Subscription Agreements and the applicable board resolutions approving the issuance of all such 2029 Notes and the Secondary Shares, (ii) the issuance of the Secondary Shares has been registered in the Company’s share registry and (iii) the Conversion Price (as defined in the Indenture) will be at least equal to the par value of the Common Stock at the time of conversion. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company, the Selling Securityholders and others and of public officials, including the facts and conclusions set forth in the Secretary’s Certificate and the factual representations and warranties contained in each Exchange and Subscription Agreement.
We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York and (ii) the General Corporation Law of the State of Delaware (the “DGCL”).
As used herein, “Organizational Documents” means those documents listed in paragraphs (h) and (i) above.
    Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Secondary Shares initially issuable upon conversion of the 2029 Notes pursuant to the terms of the Indenture have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and, when issued upon conversion of the 2029 Notes in accordance with the terms of the Indenture, will be validly issued, fully paid and nonassessable.
In addition, in rendering the foregoing opinion we have assumed that:
(a)except to the extent expressly stated in the opinion herein, the Company’s issuance of the Secondary Shares does not (i) violate any statute to which the Company or such issuance is subject or (ii) constitute a violation of, or a breach under, or require the consent or approval of any other person under, any agreement or instrument binding on the Company (except that we do not make this assumption with respect to the Organizational Documents, the

Brookdale Senior Living Inc.
October 23, 2024

Indenture, the Exchange and Subscription Agreements and those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement or the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, although we have assumed compliance with any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company contained in such agreements or instruments), and we have further assumed that the Company will continue to have sufficient authorized shares of Common Stock; and
(b)the Company’s authorized capital stock is as set forth in the Certificate of Incorporation, and we have relied solely on the certified copy thereof issued by the Secretary of State of the State of Delaware and have not made any other inquiries or investigations.
This opinion letter shall be interpreted in accordance with customary practice of United States lawyers who regularly give opinions in transactions of this type.
We hereby consent to the reference to our firm under the heading “Legal Matters” in the Prospectus. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.
Very truly yours,
/s/ Skadden, Arps, Slate, Meagher & Flom LLP
MJS

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